Exhibit 3.2
AMENDED
CODE OF REGULATIONS
OF
FARMERS NATIONAL BANC CORP.
(As of April 28, 2011)
ARTICLE I
OFFICES
SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Canfield, Ohio, as may be designated from time to time by the Board of Directors.
SECTION 2. OTHER OFFICES. The corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF SHAREHOLDERS
SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation, for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held on a day, to be determined by the Board of Directors, in the month of April each year.
SECTION 2. SPECIAL MEETINGS. Special Meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President or a Vice President, or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat.
SECTION 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at the office of the corporation in the City of Canfield, Ohio, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.
SECTION 4. NOTICES OF MEETINGS. Unless waived, a written, printed or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date therefor is duly fixed, of record as of said date. Such notice shall be given not more than sixty (60) days, nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the same appears upon the records of the corporation.
All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation, and notice so given shall be effective as to all the holders of record of such shares.
Every person who by operation of law, transfer, transmission or otherwise shall become entitled to any share or right or interest therein shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appears of record.
SECTION 5. WAIVER OF NOTICE. Any shareholder, either before or after any meeting, may waive in writing any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to hold a meeting, it shall be valid for all purposes without call or notice and at such meeting any action may be taken.

SECTION 6. QUORUM. The shareholders present in person, by proxy, or by the use of communications equipment representing not less than one third of the outstanding voting stock shall constitute a quorum for such meeting, except when a greater proportion is required by law or the Articles of Incorporation.
At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.
The holders of a majority of the voting shares represented at any meeting, whether or not a quorum is present, may adjourn such meeting from time to time and from place to place without notice other than by announcement at the meeting, except when a greater proportion is required by law or the Articles of Incorporation.
SECTION 7. PROXIES. Any shareholder of record who is entitled to attend a shareholder’s meeting or to vote thereat or to assent or give consents in writing shall be entitled to be represented at such meetings or vote thereat or to assent or give consents in writing, as the case may be, or to exercise any of his other rights, by proxy or proxies, appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.
A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder or a photographic, photostatic or equivalent reproduction or a writing appointing a proxy shall be a sufficient writing.
No appointment of a proxy shall be valid after the expiration of eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.
Unless the writing appointing a proxy or proxies otherwise provides:
1. Each and every proxy shall have the power of substitution, and, when three (3) or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all;
2. If more than one proxy is appointed, then (a) with respect to voting or giving consents at a shareholders’ meeting, a majority of such proxies as attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority thereat, and if one or more attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares, and (b) with respect to exercising any other authority, a majority may act for all;
3. A writing appointing a proxy shall not be revoked by the death or incapacity of the maker unless before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incapacity is given to the corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed;
4. The presence of a shareholder at a meeting shall not operate to revoke a writing appointing a proxy. A shareholder, without affecting any vote previously taken, any revoke such writing not otherwise revoked by giving notice to the corporation in writing or in open meeting.
SECTION 8. VOTING. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations be entitled to one (1) vote in person or by proxy for each share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph (f) of Section 2 of Article IV of these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation of such share or shares on or after the date so fixed, or (2) if no such record date shall have been fixed, then at the time of such meeting.
SECTION 9. FINANCIAL REPORTS. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be laid before the shareholders a financial statement consisting of: (1) a balance sheet containing a summary of the assets, liabilities, stated capital and surplus (showing separately any capital surplus arising from unrealized appreciation of assets, other capital surplus and earned surplus) of the corporation as of a date not more than four (4) months before such meeting; if such meeting is an adjourned meeting, said balance sheet may be as of a date not more than four (4) months before the date of the meeting as originally convened; (2) a statement of profit and loss and surplus including a summary of profits, dividends paid and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss required under this section was made and ending with the date of said balance sheet.

An opinion signed by the President or a Vice President or the Treasurer or an Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such financial statement, stating that the financial statement presents fairly the corporation’s financial position and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other opinion as is in accordance with sound accounting practice.
SECTION 10. ACTION WITHOUT A MEETING. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all the holders of shares who would be entitled to notice of a meeting of the shareholders for such purpose. Such writing or writings shall be filed with or entered upon the records of the corporation.
ARTICLE III
PROCEDURES FOR ELECTION OF DIRECTORS
SECTION 1. NUMBER OF DIRECTORS. The number of directors constituting the entire Board shall not be less than five (5) nor more than twenty-five (25), the exact number of directors to be determined from time to time by a sixty-six and two-thirds percent (66 2/3%) majority vote of the whole Board of Directors of the corporation, and such exact number shall be eight (8) until otherwise so determined in accordance with this Article III, Section 1. Unless otherwise provided by law, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, shall be filled by action of the Board of Directors as provided in accordance with these Regulations.
SECTION 2. NOMINATIONS. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors. Nominations may also be made at a meeting of shareholders by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the meeting; provided, however, that in the event that less than ninety (90) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or mailed no later than the close of business on the 7th day following the date public disclosure was made, whichever first occurs. Such shareholder’s notice to the Secretary shall set forth (a) as to each nominee of the shareholder: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment history of the person for the last five (5) years, and (iii) the class and number of shares of capital stock of the corporation which are directly and beneficially owned by the person; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the corporation which are directly and beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation at a meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.
SECTION 3. ELECTION AND TERM OF DIRECTORS. The Board of Directors shall be divided into three (3) classes with the term of office of one class expiring each year. At the annual meeting of Shareholders held in 2001, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until their successor shall be elected and qualified.

No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.
Amendment of this Article III, Section 3 — ELECTION AND TERM OF DIRECTORS, shall require a sixty-six and two-thirds percent (66 2/3%) majority vote of the shareholders.
SECTION 4. VACANCIES. In case of a vacancy in the Board of Directors, through increase in the number of directors, death, resignation, disqualification, or other cause, the remaining directors, by an affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the director whose place is vacant. If the vacancy is created through an increase in the number of directors, the Board of Directors shall determine the class of such directorship.
SECTION 5. REMOVAL OF DIRECTOR. Any or all of the directors shall only be removed with cause and only by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting stock of the corporation at a meeting called for such purpose. Sufficient showing of cause shall be determined by a two-thirds (2/3) majority vote of the unaffected directors if there exists a minimum of four (4) unaffected directors. In the event there exists less than four (4) unaffected directors, then sufficient showing of cause shall be determined by unanimous vote of the unaffected directors and by an opinion of an uninterested legal counsel designated by the President of the corporation, which such opinion concurs with the findings of the unaffected directors.
ARTICLE IV
POWERS, MEETING AND COMPENSATION OF DIRECTORS
SECTION 1. GENERAL POWERS OF THE BOARD. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided in the Articles of Incorporation, amendments thereto, or General Corporation Act of Ohio.
SECTION 2. OTHER POWERS. Without prejudice to the general powers conferred by or implied in the preceding section, the directors, acting as a Board, shall have powers:
(a) To fix, define and limit the powers and duties of all officers and to fix the salaries of all officers;
(b) To appoint, and at their discretion, with or without cause, to remove or suspend, such subordinate officers, assistants, managers, agents and employees as the directors may from time to time deem advisable, and to determine their duties and fix their compensation;
(c) To require any officer, agent or employee of the corporation to furnish a bond for faithful performance in such amount and with such sureties as the Board may approve;
(d) To designate a depository or depositories of the funds of the corporation and the officer or officers or other persons who shall be authorized to sign notes, check drafts, contracts, deeds, mortgages and other instruments on behalf of the corporation;
(e) To appoint and remove transfer agents and/or registrars for the corporation’s shares;
(f) To fix a time not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case, only the persons who are shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, or change of ownership of any shares either before or after such record date, and such persons shall conclusively be deemed to be the shareholders of the corporation on such record date, notwithstanding notice or knowledge to the contrary; and the Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period; and

(g) To establish such rules and regulations respecting the issuance and transfer of shares and certificates for shares as the Board of Directors may consider reasonable.
SECTION 3. MEETINGS OF THE BOARD. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders’ meeting at which directors are elected; notice of such meeting need not be given.
The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.
Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, a Vice President, or any two members of the Board.
Notice of any special meeting of the Board of Directors shall be mailed to each director addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio or wireless, whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.
Meetings of the Board shall be held at the office of the corporation in the City of Canfield, Ohio, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the corporation.
SECTION 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.
SECTION 5. ACTION WITHOUT MEETING. Any action may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the corporation.
SECTION 6. COMPENSATION. The directors, as such, shall not receive any salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.
SECTION 7. BY-LAWS. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation.

ARTICLE V
COMMITTEES
SECTION 1. COMMITTEES. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be designated by the Board of Directors. Vacancies in such committees should be filed by the Board of Directors, or as it may provide.
ARTICLE VI
OFFICERS
SECTION 1. GENERAL PROVISIONS. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer, and in its discretion, a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. If no such Chairman of the Board is elected by the Board of Directors, the President of the corporation shall act as presiding officer of the corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
SECTION 2. TERM OF OFFICE. The officers of the corporation shall hold office during the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election or until their successors are chosen and qualified.
The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.
A vacancy in any office, however created, shall be filled by the Board of Directors.
ARTICLE VII
DUTIES OF OFFICERS
SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or prescribed by the General Corporation Act.
SECTION 2. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or General Corporation Act.
SECTION 3. PRESIDENT. The President shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of or if a Chairman of the Board shall not have been elected or a Vice Chairman shall not have been elected, he shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, notes, bonds, contracts and other instruments requiring his signature, and shall have all the powers and duties prescribed by the General Corporation Act and such others as the Board of Directors may from time to time assign him.
SECTION 4. VICE PRESIDENTS. The Vice Presidents shall perform such duties as are conferred upon them by these Regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or, in the absence of such designation, the Vice President designated by the Board) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinate with like authority of the President. Any one or more of the Vice presidents may be designated as an “Executive Vice President.”

SECTION 5. SECRETARY. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation and requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders, arranged in alphabetical order; keep such books as may be required by the Board of Directors and file all reports to States, to the Federal Government and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.
SECTION 6. TREASURER. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all monies, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation; and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including account of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, surplus and shares, together with such other accounts as may be required, and, upon the expiration of her term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and monies of the corporation in his hands; and he shall perform such other duties as may from time to time be assigned to him by the Board of Directors.
SECTION 7. ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors and shall perform such duties as the Board of Directors may prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties and to fix their compensation.
SECTION 8. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being powers or duties or any of them, of any such officer to any other officer or to any director.
ARTICLE VIII
CERTIFICATE FOR SHARES
SECTION 1. FORM AND EXECUTION. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the corporation, which shall certify the number and class of shares held by him in the corporation, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such certificate is countersigned by an Incorporated Transfer Agent or Registrar, the signature of any of said officers and the seal of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all other respects when delivered.
Such certificates for share shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the corporation until the previous certificates, if any, given for the same shall have been surrendered and cancelled.
SECTION 2. LOST, MUTILATED OR DESTROYED CERTIFICATES. If any certificates for shares are lost, mutilated or destroyed, the Board of Directors may authorize the execution and delivery of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors, in its discretion, may refuse to execute such new certificate until the corporation has been indemnified by a final order of decree of a court of competent jurisdiction.

SECTION 3. REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof, for all purposes, and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obligated to see to the execution of any trust or obligation.
ARTICLE IX
FISCAL YEAR
The fiscal year of the corporation shall end on the 31st day of December, in each year, or on such other day as may from time to time be fixed by the Board of Directors.
ARTICLE X
SEAL
The Board of Directors may, in its discretion, provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.
ARTICLE XI
AMENDMENTS
These Regulations may be amended or repealed at any meeting of shareholders called for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.